EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Chris Donaghey
443-733-1600

KEYW Reports Q4 and 2012 Financial Results

HANOVER, MD, February 6, 2013 (GlobeNewswire) – The KEYW Holding Corporation (NASDAQ: KEYW) announces revenue for full year 2012 of $243.5 million, as compared to $190.6 million in 2011, an increase of 28%. Net income for 2012 was $1.0 million and included Research and Development expenses of $5.4 million. KEYW increased Research and Development spending by 130% in 2012 versus 2011. Fully-diluted GAAP earnings per share (EPS) was $0.03. Acquisition-related amortization and other one-time expenses reduced 2012 fully-diluted GAAP EPS by $0.42. Adjusted EBITDA (as described below) for 2012 was $33.0 million, or 13.5% of 2012 revenue.

For the fourth quarter of 2012, revenue was $74.2 million and net income was $0.2 million. Fourth quarter 2012 adjusted EBITDA was $10.4 million, or 14% of revenue. During the fourth quarter, KEYW received $125 million in funded contract actions and ended the year with 1,104 employees.

“I am very pleased with KEYW’s performance in 2012. Not only did we continue to significantly grow the work we do for our Intelligence Community customers, but we made substantial progress in moving down one of our ‘horizontal path’ efforts, Project G,” commented Leonard Moodispaw, CEO and President of KEYW Corporation. “In addition to engaging our three early adopters, we have also begun the transition to the commercial phase of Project G. And the pipeline of potential customers is still building. I continue to expect 2013 to be a transformational year for KEYW and I am enthusiastic about the opportunities we see in all three of our core focus areas: counter-terrorism, cyber, and geospatial.”

As noted, revenue for the fourth quarter of 2012 was $74.2 million, an increase of 48% versus revenue of $50.1 million in the fourth quarter of 2011. The increase was driven by organic growth and the acquisitions of Poole & Associates and Sensage. Net income was $0.2 million in the fourth quarter of 2012 versus $0.3 million in the fourth quarter of 2011. Fourth quarter 2012 fully-diluted GAAP EPS was less than one cent per share. Amortization of acquisition-related intangibles and other one-time expenses reduced fourth quarter fully-diluted GAAP EPS by approximately $0.11.

Adjusted EBITDA, as defined by KEYW, is a non-GAAP measure that is calculated as GAAP net income plus other non-recurring expense, interest expense, income taxes, stock compensation, depreciation, and amortization. We have provided Adjusted EBITDA because we use the measurement internally to evaluate performance and we believe it is a commonly used measure of financial performance in comparable companies. It is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. In addition, our board of directors and management use Adjusted EBITDA:

-	As a measure of operating performance;
-	To determine a significant portion of management’s incentive compensation;
-	For planning purposes, including the preparation of our annual operating budget; and
-	To evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to Adjusted EBITDA.

	Year ended December 31, 2012	Year ended December 31, 2011	Three months ended December 31, 2012	Three months ended December 31, 2011
	(Unaudited and in thousands)

Net Income	$1,015	$535	$180	$318

Depreciation	4,369	2,082	1,229	944

Intangible Amortization	21,411	13,410	6,804	5,304

Public Offering and Acquisition Costs	938	588	552	139

Stock Compensation Amortization	3,024	2,829	956	660

Interest Expense	2,307	907	1,017	364

Tax (Benefit) Expense	(86)	218	(338)	233

Adjusted EBITDA	$32,978	$20,569	$10,400	$7,962

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Year ended December 31, 2012	Year ended December 31, 2011
	(Unaudited)
Revenues
Services	$53,180	$37,770	$171,776	$159,748
Integrated Solutions	21,057	12,300	71,744	30,839
Total	74,237	50,070	243,520	190,587

Costs of Revenues
Services	39,739	27,526	125,362	115,343
Integrated Solutions	8,053	6,334	34,365	18,607
Total	47,792	33,860	159,727	133,950

Gross Profit
Services	13,441	10,244	46,414	44,405
Integrated Solutions	13,004	5,966	37,379	12,232
Total	26,445	16,210	83,793	56,637

Operating Expenses
Operating expenses	18,775	9,837	59,189	41,399
Intangible amortization expense	6,804	5,304	21,411	13,410
Total	25,579	15,141	80,600	54,809

Operating Income	866	1,069	3,193	1,828

Non-Operating Expense, net	1,024	517	2,264	1,075

(Loss) Income before Income Taxes	(158)	552	929	753

Income Tax (Benefit) Expense, net	(338)	234	(86)	218

Net Income	$180	$318	$1,015	$535

Weighted Average Common Shares Outstanding
Basic	35,725,283	26,139,832	28,239,945	25,991,914
Diluted	38,836,329	28,001,472	31,152,924	28,903,869

Earnings per Share
Basic	$0.01	$0.01	$0.04	$0.02
Diluted	$0.00	$0.01	$0.03	$0.02

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$5,639	$1,294
Receivables	58,482	40,630
Inventories, net	8,739	7,242
Prepaid expenses	1,880	2,511
Income tax receivable	96	27
Deferred tax asset, current	3,149	1,193
Total current assets	77,985	52,897

Property and equipment, net	23,860	8,707
Goodwill	290,861	164,466
Other intangibles, net	53,799	39,002
Deferred tax assets	13,608	2,348
Other assets	2,562	211
TOTAL ASSETS	$462,675	$267,631

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,254	$4,136
Accrued expenses	8,393	4,370
Accrued salaries & wages	17,770	9,644
Revolver	21,000	49,500
Term note – current portion	5,688	--
Deferred income taxes	1,429	1,591
Total current liabilities	61,534	69,241
Long-term liabilities:
Term note – non-current portion	63,000	--
Non-current deferred tax liabilities	29,700	17,430
Other non-current liabilities	7,413	301
TOTAL LIABILITIES	161,647	86,972

Commitments and contingencies	--	--

Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	--	--
Common stock, $0.001 par value; 100 million shares authorized, 36,135,542 and 25,554,533 shares issued and outstanding	36	26
Additional paid-in capital	292,715	173,371
Retained earnings	8,277	7,262
Total stockholders’ equity	301,028	180,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$462,675	$267,631

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31, 2012	Year ended December 31, 2011

Net income	$1,015	$535
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation	3,024	2,829
Depreciation/Amortization	25,780	15,492
Loss on disposal of equipment	87	--
Windfall tax benefit from option exercise	(140)	(144)
Deferred taxes	(1,864)	(2,036)
Decrease (increase) in balance sheet items:
Receivables	(8,546)	(1,784)
Inventory	(1,313)	(1,903)
Prepaid expenses	910	1,288
Income tax receivable	(69)	251
Accounts payable	(298)	(2,694)
Accrued expenses	(2,429)	(1,554)
Other balance sheet changes	(2,128)	23
Net cash provided by operating activities	14,029	10,303

Cash flows from investing activities:
Acquisitions, net of cash acquired	(131,392)	(58,573)
Purchase of property and equipment	(10,721)	(3,508)
Proceeds from sale of equipment	--	--
Net cash used in investing activities	(142,113)	(62,081)

Cash flows from financing activities:
Proceeds from stock issuances	94,451	--
Proceeds from term note	70,000	--
Proceeds from revolver	51,500	79,500
Repayment of debt	(81,312)	(30,000)
Repurchase of stock	(2,948)	(3,079)
Windfall tax benefit from option exercise	140	144
Proceeds from option and warrant exercises	598	712
Net cash provided by financing activities	132,429	47,277

Net increase (decrease) in cash and cash equivalents	4,345	(4,501)
Cash and cash equivalents at beginning of period	1,294	5,795
Cash and cash equivalents at end of period	$5,639	$1,294

A conference call has been scheduled to discuss these results on February 6th at 5:00 p.m. (EST). At that time, Management will review the Company's fourth quarter and full year 2012 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com on February 6, 2013. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to the opportunities and our expectations related to the commercial phase of our Project G efforts and the opportunities in our three core business areas, as well as those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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